      EXHIBIT 12.1 -- COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

      (DOLLARS IN MILLIONS, EXCEPT RATIO OF EARNINGS TO FIXED CHARGES)



                                                                       Three Months Ended,
                                                                    --------------------------
                                                                     4/3/99         3/28/98
                                                                    ----------     -----------
Income before provision for national income taxes,
  minority interests in net income (loss) of subsidiaries,
  equity (income) loss of affiliates, and extraordinary items          $ 83.7          $ 77.7
Fixed charges                                                            35.0            28.9
Distributed income of affiliates                                            -               -
                                                                    ----------     -----------
    Earnings                                                          $ 118.7         $ 106.6
                                                                    ==========     ===========


Interest expense                                                       $ 30.1          $ 24.7
Portion of lease expense representative of interest                       4.9             4.2
                                                                    ----------     -----------
     Fixed Charges                                                     $ 35.0          $ 28.9
                                                                    ==========     ===========

     Ratio of Earnings to Fixed Charges                                   3.4             3.7

     Fixed Charges in Excess of Earnings                                    -               -


                                                                                     Year Ended December 31,
                                                                -------------------------------------------------------------------
                                                                  1998           1997          1996          1995          1994
                                                                ----------    -----------   -----------   -----------   -----------
Income before provision for national income taxes,
  minority interests in net income (loss) of subsidiaries,
  equity (income) loss of affiliates, and extraordinary items     $ 214.8        $ 345.8       $ 253.4       $ 152.9       $ 114.6
Fixed charges                                                       130.7          113.6         112.7          82.6          52.2
Distributed income of affiliates                                      2.3            3.9           3.0           1.3           0.9
                                                                ----------    -----------   -----------   -----------   -----------
    Earnings                                                      $ 347.8        $ 463.3       $ 369.1       $ 236.8       $ 167.7
                                                                ==========    ===========   ===========   ===========   ===========

Interest expense                                                  $ 110.5        $ 101.0       $ 102.8        $ 75.5        $ 46.7
Portion of lease expense representative of interest                  20.2           12.6           9.9           7.1           5.5
                                                                ----------    -----------   -----------   -----------   -----------
     Fixed Charges                                                $ 130.7        $ 113.6       $ 112.7        $ 82.6        $ 52.2
                                                                ==========    ===========   ===========   ===========   ===========

     Ratio of Earnings to Fixed Charges                               2.7            4.1           3.3           2.9           3.2

     Fixed Charges in Excess of Earnings                                -              -             -             -             -